                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the captions 'Experts' and 'Selected Combined Financial and Other Operating Data' and to the use of our reports dated March 13, 1998 (except Notes 1, 4, 5, 6, and 8, as which the date is __________, 1999), in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Time Warner Telecom Inc. for the registration of shares of its Class A Common Stock.



                                          /s/ Ernst & Young LLP



Denver, Colorado
__________, 1999



     The foregoing consent is in the form that will be signed upon the effective date of the Company's registration of Class A Common Stock in this registration statement and the concurrent change in the Company's operating and legal structure from a limited liability company to a corporation.



                                          /s/ Ernst & Young LLP



Denver, Colorado
January 20, 1999